FOR IMMEDIATE RELEASE
                              Contact:  Kristi L. Frey
                              Telephone:  712-732-4117



FIRST MIDWEST FINANCIAL, INC. DECLARES CASH DIVIDEND:

(Storm Lake, Iowa - August 27, 1996) First Midwest Financial, Inc., parent corporation of First Federal Savings Bank of the Midwest, has announced that the Corporation will pay a cash dividend of $.11 per share for the fourth fiscal quarter of 1996. The dividend will be payable on October 1, 1996 to stockholders of record on September 16, 1996.

First Midwest Financial, Inc. was formed in 1993 and acquired all of the shares of First Federal Savings Bank of the Midwest upon its conversion from a mutual to a stock savings association effective September 20, 1993. The Company paid its first cash dividend on January 5, 1995 and has paid regular quarterly dividends since that date.

At June 30, 1996 First Midwest Financial, Inc. exceeded all applicable regulatory capital requirements on a fully phased-in basis. The corporation's stock is traded on the Nasdaq system under the symbol "CASH".